Exhibit 99.2

ProQuest Company

Third Quarter 2004 Earnings Conference Call

October 21, 2004

Operator

Good afternoon. My name is Crystal and I will be your conference facilitator. At this time I would like to welcome everyone to the ProQuest Company Third Quarter Earnings Release Conference Call. All lines have been placed on mute to prevent any background noise. After the speaker’s remarks there will be a question and answer period. If you would like to ask a question during this time simply press * then the 1 on your telephone key pad. If you would like to withdraw your question press * then 2 thank you. I will now turn the call over to Mr. Mark Trinske. Please go ahead Sir.

Mark Trinske - ProQuest Company - VP of Investor Relations

Good afternoon everyone welcome to ProQuest Company’s 3rd quarter 2004 conference call. I am Mark Trinske, Vice President of Investor Relations. Our 3rd quarter financial results, complete with detailed financial tables, were released at 4 o’clock eastern time today. Copies of our results are now widely available on financial sites throughout the internet. The earnings release, a rebroadcast of today’s call and the transcripts of today’s conference call will also be available on our corporate website which is ProQuestCompany.com.

We will be making statements today that are forward looking in nature as defined by the Private Securities Litigation Reform Act of 1995. There are risks associated with these statements that could cause our performance to differ materially from the statements made today. You can find a discussion of risks and business trends in company documents on file with the SEC. Our financial results are presented in accordance with generally accepted accounting principles or GAAP. We include non-GAAP figures in our news releases and other communications to provide additional information to investors regarding our financial and business trends. Reconciliations of these figures to GAAP amounts are included in our press releases, our filings with the SEC and on our corporate website. I would like to note that the results of the powersports DMS business that we sold last quarter have been excluded from all 2003 amounts to ease accurate comparisons. Unless noted otherwise, all amounts referenced today are for continuing operations only.

Now on to today’s business. On today’s call we will bring you incremental information about our financial results, business strategies and tactics. We hope it serves to illuminate our results for you. Kevin Gregory Senior Vice President and Chief Financial Officer will first detail ProQuest Company’s overall financial results. Then he will explain the performance of our two business units and key products within each unit. Our Chairman and Chief Executive Officer Alan Aldworth will then comment on the quarter and discuss our business from the strategic perspective. After Alan has completed his presentation we will open up the call for your questions. But before we begin I’d like to know if — operator we are hearing feedback on our phone…we are hearing conversations as if the phone is not muted could you check that for us please?

Operator

Yes Sir I will.

Mark Trinske - ProQuest Company - VP of Investor Relations

Thank you. Now I’d like to turn the call over to Kevin Gregory.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Thanks Mark, welcome everyone. We are now through 3 quarters. Earnings are on target, but we are about $6 million short of our revenue expectations. There are 3 reasons for this shortfall. First, revenue declines in aggregated journal products. Second, delays with implementations of performance management products. And third, shortfalls in automotive non-subscription revenues.

Let me explain each of these. At I&L, declines in our aggregated journals products were greater than expected and accounted for approximately $3 million of the revenue shortfall. We didn’t lose market share, but we did have to reduce pricing to stay competitive and to maintain our share in the market. I expect that this pricing pressure will continue for the remainder of the year. At Business Solutions, an implementation backlog in performance management products was responsible for a million dollars of the revenue shortfall. We dedicated our resources to the conversion of current customers to our new web based NXC platform, which is more cost efficient for us to operate. The majority of these conversions are now complete and growth of the performance management products should rebound as a result. Also at Business Solutions with regards to automotive parts and service products, we had a revenue shortfall of approximately $2 million as a result of lower hardware sales and delayed contract development work. I expect hardware sales to continue to be slow for the remainder of the year. But the contract development work which was delayed, should happen later in the fourth quarter or early in 2005. We saw earnings growth in the third quarter of 11% with year-to-date growth of 9%. I believe we’re in a good position to end the year with earnings growth of 10 to 13%. As of the end of the third quarter, we’ve improved free cash flow by about $8 million over last year excluding the one-time items. In addition, we sent out yearly subscription billings of over $50 million. I’m comfortable that we’ll end the year with a cash conversion rate of 75 to 90%. Now, let’s review the third quarter by business unit. Third quarter revenue at Information and Learning increased 3%. Driving the growth of I&L was a 14% increase in revenue from electronic published products. Within published products, revenue from Digital Vault products, which include historical newspapers, grew 64%. Revenue from our general reference products declined $2.3 million. The market for general reference products remains very competitive. As I mentioned earlier, we retained our market share but reduced pricing to maintain our competitive position. Traditional products increased 3% over the prior year. This increase was due to large microfilm back file sales made during the quarter. While I’m pleased with this increase in one time back file revenue, microfilm subscription revenue continues to be soft as a result of unit declines. Revenues from our classroom products increased 7%. Driving this growth was a 31% increase in coursepack revenue. Coursepack growth was offset by a decline of about $200,000 in unprofitable Bigchalk products, which were discontinued late last year. Business Solutions revenue was $41.8 million. Recall that last year we exited Business Solutions’ microfilm product line. Excluding this microfilm revenue, Business Solutions revenue was down about $800,000. This decline was primarily driven by a $1.1 million decrease in revenue at the automotive group. Automotive group revenue was adversely impacted by reductions in hardware sales and delayed contract development revenue. As you know hardware sales are not a part of the subscription – of our subscription revenue and fluctuate depending on the timing and types of renewals.

During the third quarter we saw fewer dealers choosing to purchase equipment as part of the renewal process. Also certain contract development work anticipated during the third quarter was delayed. We anticipate that work will be completed later in 2004 or early in 2005.

Now, let’s talk about third quarter earnings. Third quarter net earnings from continuing operations increased 11%. Our gross profit margin was down slightly quarter over quarter. This is primarily due to a $3.5 million increase in depreciation and amortization at Information and Learning. As I have mentioned several times over the last 18 months, we have undertaken several efficiency initiatives throughout the organization. Since late last year, we have been working on a project to significantly reduce our data center storage costs. We are now able to store more content on each storage unit. As a result, during the third quarter, we significantly reduced the number of storage units within our data center, generating approximately $900,000 in proceeds. We recorded this amount as other income in the third quarter. More importantly, this initiative should generate more than $1 million in annual savings which will benefit our gross profit margin in future years.

Now let’s review ProQuest’s third quarter cash flow.

Because the quarter ended later this year, payments of $4 million for interest and $4 million for payroll were made during the third quarter this year versus the fourth quarter last year. Excluding these line items, free cash flow increased by $5.1 million for the third quarter. Our third quarter CapEx decreased by $5.6 million. This improvement was due to decreased spending on historical newspapers and reductions in cost due to greater efficiencies in our development of product masters. We have shown ProQuest can generate more than enough cash to fund our organic growth initiatives. We look to invest the excess, our free cash flow, to maximize our returns. Recently, we invested this free cash flow in acquisitions which have generated returns in excess of 20%. We have a good pipeline of acquisition candidates that we are pursuing and I anticipate we will be able to close a fair number of these deals. We believe repurchasing our stock will generate very attractive returns, especially at today’s prices. I am very pleased to announce that our Board authorized management to purchase up to $40 million worth of ProQuest stock.

So looking towards the full year, we will continue to have strong revenue growth in our published and automotive products during the fourth quarter, but it appears declines in our traditional products and general reference products have not yet leveled off. As a result I anticipate that revenue growth for the year will be equal to or slightly above our current year to date revenue growth rate. This is below our original estimate of 5-7% growth. For both earnings and cash flow, we’re in a very good position going into what is typically what is a strong growth quarter. We should achieve full year earnings growth of 10-13% and a 75-90% cash conversion rate. Now I’ll turn it over to Alan.

Alan Aldworth - ProQuest Company - Chairman and CEO

Thanks Kevin. Revenue from our electronic published products in both divisions performed well in the quarter, as Kevin articulated. But our overall revenue performance wasn’t up to our expectations. Kevin has walked you through the numbers. Now I would like to share my perspective on the revenue performance. First I want you to know that I am not satisfied with our current growth rate. I also want to make it clear that we are focused on the issue. We are executing on several key strategic initiatives to accelerate our top line growth. I’m confident that these initiatives will get us back to our long term business model that we have articulated – of high single digit to low double digit revenue growth, including acquisitions.

We have expenses and cash flow well under control, and we’ve continued to get more efficient, but revenue growth is our number one priority. I think to appreciate the growth potential of ProQuest, you have to look at what’s growing and what’s not. That’s why we share so much product line detail with you, each quarter. It would be easy to dismiss our slow overall growth as purely a library funding issue. But as Kevin detailed many of our product lines are growing in the current library market and we will improve ProQuest’s top line performance regardless of the state of library budgets.

To grow faster we’re pursuing three strategic initiatives. First we are focusing on the growing electronic publishing business. Second, we are actively managing the product life cycle of our mature product line. And third, we are pursuing acquisitions. First electronic publishing is our driver for the future. We’ve been focusing on growing this business and we continued to drive this strategy in the third quarter. We leveraged our existing electronic content into new published products; we took products into new market segments and we signed on important new customers. Last quarter I told you that we had developed a new product for the K-12 market – the Historical Newspapers Student Edition. This product was developed by customizing our Historical Newspapers products to better suit the K-12 school market. It’s also a great example of how we’re able to repurpose existing content to new markets and new products at relatively little additional cost. This product was introduced in the third quarter and is already generating new sales, with a lot of market enthusiasm. We’ve got about 900 trial subscriptions out there with more conversions to paid subs each month.

A few weeks ago I attended our K-12 library customer advisory board meeting. We held these meetings a couple of times each year, to get direct feedback from our customers, and some of the most influential K-12 librarians in the country are a part of this group. We demonstrated this new Historical Newspapers K-12 product and I’ve got to tell you, the librarians absolutely loved it. Nearly everyone who saw this product was excited to see the first hand history from the nation’s leading papers brought to life. Features like our interactive time line and fun things like ‘Famous Dead People’ really appeal to the K-12 students.

We’ve also signed new customers. In the growing K-12 markets, new sales of our K-12 products have grown more than 30% year-to-date. This is a good indication of traction, but it doesn’t translate directly to overall sales growth for a couple of reasons. First there’s a lag between new business written and the revenue from it because of the subscription revenue recognition. As a result this new business will add to our growth more next year. Additionally, the K-12 revenue growth overall is affected by comparisons to revenue from last year, from some unprofitable Bigchalk products that we discontinued, as Kevin mentioned.

Also during the third quarter, the San Diego city schools, which is the second largest school district in California, selected our e-library product suite for use across the entire school system. I also mentioned that we’re managing the life cycle of our mature products. Let me give you an example of this. Newspaper microfilm subscriptions is one of our large mature businesses. We recently entered a partnership with Newspaper Direct to sell current electronic newspaper images to our market. These are essentially the images that appear on microfilm, in other words full electronic page images of the paper of record versus ASCII or HTML in the dot com versions of the newspaper’s website.

Newspaper Direct electronically collects the current issue of more than 240 U.S. and International daily newspapers. These can then viewed through a web browser and printed on demand. This business isn’t a direct replacement for film, but rather it augments the film and is a new revenue opportunity for us. We expect this to generate substantial revenue beginning later this year and into next year.

Finally a third element of our strategy is pursuing acquisitions. To increase the size of our electronic publishing business we’ve really ramped up our business development efforts and we’re seeing much more deal activity than any time since I’ve been here. I’m confident we’ll be making strategic acquisitions in the coming months that will help us accelerate our growth across the board. We also made some great progress on operational efficiency in the third quarter, we made organizational and process improvements that will increase our customer responsiveness and speed our new product developments. For example at Business Solutions, we were previously organized by strategic business unit. Now both of our automotive product lines are sold through a single automotive sales organization. This should help the division operate more efficiently with greater sharing of expertise, creating more profitable and more rapid future growth.

We also hired a chief technology officer at Business Solutions, Chris Wolfe joined us in the third quarter after 11 years in senior technology roles at Thomson. He’s responsible for all Business Solutions, product development and technology groups worldwide. This will greatly help us with speed and effectiveness of our new product introductions. We’re also taking some efficiency actions at Information and Learning. For example, here in Ann Arbor as we’ve mentioned, we currently own or lease and operate several locations. During 2005 we’ll be consolidating these locations. We’ve made a lot of progress on this initiative in the third quarter. This move will bring significant cost savings and allow our team to work more efficiently and effectively together. I’m confident that all these moves – focusing on our electronic publishing business, actively managing our mature product lines, pursuing acquisitions and increasing our productivity will return us to our long term growth goals by next year. And our board of directors is also confident in our future. At our last board meeting they approved the repurchase of up to $40 million in ProQuest stock. The board and I firmly believe ProQuest stock is an excellent investment at these prices. We expect to be in the market very soon.

In summary though we’re moving into the fourth quarter with modest revenue growth, our core electronic publishing businesses are solid and growing, and our brand and reputation are strong in all of our markets. We’re making progress on sound strategies to grow the company. Operator, we’ll now open up the call to questions.

Exhibit 99.2

QUESTION AND ANSWER

Operator

At this time I would like to remind everyone, if you would like to ask a question please press star then the number one on your telephone keypad, we’ll pause for just a moment while we compile the Q&A roster. Your first question comes from the line of Scott Krasik.

Scott Krasik Analyst

Yeah, hi Alan, hi Kevin.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Scott, how are you Scott?

Scott Krasik Analyst

Good, the consolidation and the storage unit initiative, the $900,000 savings that’s a nice cut there. You’ve outlined some broad strokes on efficiency matters, but is there anything that you can point to, you know, quantitatively give an actual amount of what you can save or be more efficient with next year?

Alan Aldworth - ProQuest Company - Chairman and CEO

I think it’s really—we haven’t given any specific guidance around that, I think the magnitude of some of the savings that we’ve achieved in the recent past, I think you can expect to see numbers in that magnitude continuously going forward, it’s really a process of continuous improvement, and we still have a lot of cost to continue to take out of the operation. I think the number that Kevin gave on that was over a million dollars of savings annualized beginning next year.

Scott Krasik Analyst

That was just from the storage units?

Alan Aldworth - ProQuest Company - Chairman and CEO

It’s from that yes.

Scott Krasik Analyst

And I guess on the last call you spoke quite a bit about the American Library Association conference and how optimistic the librarians were, from my sort of trade check I hear again still general pauses, but it sounds like you might be taking your expectations down a little bit in terms of the general environment.

Alan Aldworth - ProQuest Company - Chairman and CEO

I wouldn’t necessarily agree with that Scott, I think when you look at the growth of our electronic published products, our proprietary products, it’s very robust and that’s encouraging. Clearly there is a lag effect between improved budgets and significantly improved revenue performance because of the subscription revenue recognition and then our more mature products like aggregated database and film are under pressure, that’s probably more of a competitive nature than strictly related to library budgets. So I’m not saying that it’s a dramatic turnaround or a windfall but I think the evidence that we’ve been seeing since June of library budget slowly getting better is continuing. It’s not everywhere, it’s sporadic but the pace of that seems to be continuing.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

I would agree with that Alan and I would just add, I think one good indicator is the fact that we did see some big backfile sales during the third quarter. This is the first time I think in over seven quarters that we’ve seen any deal over the $150,000 level so we are seeing some dollars come back but I think Alan is exactly right that it is very sporadic and not across the board.

Scott Krasik Analyst

What was that back file number Kevin, do you have that?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

The large back file?

Scott Krasik Analyst

Yes what was the total back file order.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

The total back file?

Scott Krasik Analyst

for the quarter. I know Q3 is not as big as Q4 but…

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Bear with me one second

Scott Krasik Analyst

Okay, Alan you’ve owned Serial Solutions for a couple of months, is it what you expected? I know that you didn’t want to talk about potential synergies with your existing businesses. Do you see any for it or is it just a nice little company with a good product that has growth potential?

Alan Aldworth - ProQuest Company - Chairman and CEO

It’s too early to comment on dramatic synergies. I’d say the early results are that it’s performing according to our expectations and our business models. Longer term, the synergies will be the tools and the content that they provide. We’ll support our strategy to help provide the librarians with tools to help them manage not only our electronic resources but electronic resources from other providers.

Scott Krasik Analyst

So you characterize it as on-plan, above plan?

Alan Aldworth - ProQuest Company - Chairman and CEO

I think it’s on plan.

Scott Krasik Analyst

Okay. That’s all I have. Kevin do you have that number yet?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Yes it was about $5.5 million year over year. That’s up about, a little over $2 million

Scott Krasik Analyst

Good, okay great, thanks.

Operator

The next question comes from the line of Mark Marostica.

Mark Marostica Analyst

Hey good afternoon.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Mark how are you?

Mark Marostica Analyst

Doing well, doing well, a question for you regarding the organic revenue growth on I&L in the quarter. What was it?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

It was between, it was about a little less than 1% so between flat and 1%.

Mark Marostica Analyst

To get back on the point on back file sales, as you look to Q4 I know Q4 tends to be a fairly significant back file quarter for you, I’m wondering what type of visibility do you have in that quarter and how do you look at it right now from today’s view in terms of the growth that you expect in Q4 versus the year ago period.

Alan Aldworth - ProQuest Company - Chairman and CEO

The back file components of our sales is the area where we have less visibility clearly and there are a number of significant deals in the pipeline but honestly our visibility into the, how many of those deals will close in the fourth quarter is not great at this point so the pipeline is good but the, how good it will be is really going to be dependent on how many of those deals in the pipeline actually get closed in the fourth quarter.

Mark Marostica Analyst

How does the pipeline look at this point versus last year at this time?

Alan Aldworth - ProQuest Company - Chairman and CEO

The pipeline is better this year than it was last year but again that should translate into better revenue but a couple of deals could swing that one way or the other next year.

Mark Marostica Analyst

Kevin what was your, if you have it handy, what was the back file revenue in Q4 last year?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

That was about $2 million lower that the $5.5 so 3 and a half-ish.

Mark Marostica Analyst

3 and a half. Okay.

Alan Aldworth - ProQuest Company - Chairman and CEO

Just for Q3 or Q4 Mark?

Mark Marostica Analyst

No I meant Q4 last year.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Oh, I’m sorry, Q4.

Mark Marostica Analyst

Yes

Alan Aldworth - ProQuest Company - Chairman and CEO

The answer you got was Q3

Kevin Gregory - ProQuest Company - Sr. VP and CFO

I apologize for that. As you continue on I’ll get that number.

Mark Marostica Analyst

Another question just relates to the guidance that you provided. Just doing the math here, looks to me like you’re guiding Q4 to 55 to 60 cents is that correct? Hello?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Yes. That’s in the range, yes.

Mark Marostica Analyst

Okay very good. I’ll turn it over.

Operator

Your next question comes from the line of Richard Close.

Richard Close Analyst

Hi. Just a couple of questions here, first maybe on this Newspaper Direct, if you could give us some more details on that, you mentioned substantial revenue, what does substantial mean and when does it begin?

Alan Aldworth - ProQuest Company - Chairman and CEO

It should be $1-2 million next year and it’s beginning now.

Richard Close Analyst

Okay and then as well on the expense savings, what was the $900,000 on the storage unit, can you go over that again and then maybe other areas, are you able to quantify? I guess just re-asking that question again, or maybe some guidance on how much expense you expect to squeeze out next year?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

First question what does the $900,000 of other income represent? That basically represents the fact that we have significantly reduced the number of storage units that we have in the data center. These are units that were fully depreciated so we have taken a full load of depreciation associated with those storage units. We’re able to reduce the number so we are able to get rid of those and we’ve got $900,000 in proceeds for those fully depreciated storage units.

Richard Close Analyst

Oh, okay.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

I think the more important aspect of that is because of the fact we able to reduce the number of storage units, we are able to reduce the cost of running the data center by between $1 to $2 million a year with the annual savings that we’ll start recognizing in ‘05 and beyond. So, that alone should in ‘05 generate between $1 and $2 million of savings as obviously other initiatives that we’ve undertaken. One that we’ve talked about in the past which continue to benefit us is our ability to generate product masters at a much lower rate per page. So, that has helped us significantly this year and expectation is that it will help us, again, more with the CapEx number next year.

Richard Close Analyst

Okay.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

That’s one of the factors that have driven down CapEx each year by between, I think about $5 - $5million to $8 million a year for the last couple of years.

Richard Close Analyst

And so, how much more efficiency do you have on that that then?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

In total? Or just those two items?

Richard Close Analyst

Yeah, well on maybe the product master going forward.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

The easiest way for, I think to think about it is that we’ve undertaken several initiatives and we’ve really started about 18 months ago to take a look at the whole organization from top to bottom. I would say that we are probably 50-ish percent of the way through. Pobably 50% of the way through at I&L maybe a little bit less at Business Solutions, so 40% of the way through at Business Solutions.

So, we’ve got a lot of run room, to go.

Richard Close Analyst

Okay and final question. What about competition on the business services area? Can you talk a little bit about that maybe both domestically and internationally? Are you seeing increased competition in that unit?

Alan Aldworth - ProQuest Company - Chairman and CEO

Not particularly. The market is about — has remained about the same for a number of years. The only sort of growing competition in the US is the Chrysler star parts — electronic parts catalogue that we’ve talked about in the past and it has decreased our renewal rate somewhat among the smaller Chrysler dealers but overall our renewal rate remain very high and we’ve got a very compelling value proposition and competitive product. The international competitive situation really hasn’t changed.

Richard Close Analyst

Okay. Thank you.

Operator

Your next question comes from the line of Brandon Dobell [ph].

Chris Pitt Analyst

Hi guys it’s actually Chris Pitt for Brandon. Wonder if you could just update us on the electronic coursepacks and if you’ve seen any up-tick with that with the beginning of the new academic year?

Alan Aldworth - ProQuest Company - Chairman and CEO

Yeah. In fact, we’ve got to mention the growth in overall course packs. The vast majority of that growth came from electronic. So, the print course packs are continuing to be competitive and not rapidly growing and most of the growth that we’re seeing is coming from electronic.

Chris Pitt Analyst

Do you find most of your electronic course packs have a printed counterpart or is it — are you seeing classrooms transfer to all electronic?

Alan Aldworth - ProQuest Company - Chairman and CEO

Most of the print — sorry most of the electronic course packs also have a print component. So, it’s print and electronic.

Chris Pitt Analyst

Okay. And just on Business Solutions. You described that there were some hardware sales that are a little lower than expected. Is there anything that’s driving that? Are you seeing consolidation in your dealer/client base at all?

Alan Aldworth - ProQuest Company - Chairman and CEO

It’s less about consolidation than more of the dealers are choosing to purchase their hardware from third party vendors than from ProQuest. So, new sales or renewals are not always accompanied with a hardware sale.

Chris Pitt Analyst

Okay.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

The important thing is that up three four years ago, we basically went away from proprietary hardware to more generic hardware. So, our system could operate on generic and because of that, the CompUSAs and the other computer sellers down the street are competition on the hardware side.

Chris Pitt Analyst

Yeah. So taking that one step further, that hardware piece of business I imagine wouldn’t be terribly profitable for you anyway.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

No.

Chris Pitt Analyst

Okay.

Alan Aldworth - ProQuest Company - Chairman and CEO

It’s not as profitable but it’s — we’re not going to give it away. When we do sell hardware we sell it at a reasonable margin but clearly not as profitable as publishing revenue.

Chris Pitt Analyst

All right. Thanks a lot.

Alan Aldworth - ProQuest Company - Chairman and CEO

Thank you.

Operator

Your next question comes from the line of Riley McCormack.

Riley McCormack Analyst

Hi guys how you doing?

Alan Aldworth - ProQuest Company - Chairman and CEO

Riley, how are you?

Riley McCormack Analyst

Good. A couple of questions here. The first one I just — I’m sure there is a simple explanation but if I look at last quarter, you guys had net debt about $184 million?

Alan Aldworth - ProQuest Company - Chairman and CEO

Mmhmm

Riley McCormack Analyst

And if I look at this quarter, you have net debt about $194 million. So it’s a swing of about $10 million additional net debt. But when I go to your cash flow statement, if I add up everything you have — I guess, to basically a cash use of about $2 million. I guess I don’t understand, I mean — you guys have any explanation? You guys have any—?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Well when you look at — at — when you say add everything up, are you looking at acquisitions etc.?

Riley McCormack Analyst

Sure. Yeah, I mean, I can give you the math. If I take your cash flow from ops of $24.5, right and then I take your investing of $24.9 of usage and then take your monetized future billings, repurchase of common stock, you know, another about $2 ½ — 4 x of 200. I guess, to basically, you know, a net decrease of $3 million according to the cash flow statement but $10 million according to the balance sheet.

Operator

Your next question comes from the line of Michael Meltz.

Alan Aldworth - ProQuest Company - Chairman and CEO

Operator could you — I think you inadvertently — you cut off somebody else there.

Operator

Okay. Hold one moment sir.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Can we get — That was Riley McCormack if we can get him back on.

Operator

Ok, sir please press star one.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Mr. McCormack —?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Do you want to continue on then come — .

Alan Aldworth - ProQuest Company - Chairman and CEO

Let’s continue with the questions and we’ll come back to Riley, we didn’t mean to cut him off.

Operator

Okay. I apologize. Another line is open.

Alan Aldworth - ProQuest Company - Chairman and CEO

Is this you Michael?

Michael Meltz Analyst

Yeah. It’s Michael. I’m here. Riley’s questions are probably better than mine. So get him back on there

Alan Aldworth - ProQuest Company - Chairman and CEO

Michael hi.

Michael Meltz Analyst

A couple of questions for you can you, maybe I missed it, but can you run through the sub factors of — the performance of the sub-sectors in the two segments? And secondly I’m just wondering did the answer to the competition issue on – at Business Solutions can you just get into that a little bit more so it’s Chrysler just pushing the Star Parts a bit harder and other players out there nothing much has changed there is that what you’re saying?

Alan Aldworth - ProQuest Company - Chairman and CEO

Right nothing much has changed with respect to the other electronic part catalog competitors and we continue to steadily gain market share versus the other competitors. With Chrysler they make that system available for – free to their dealers. So it is an alternative at the generally the smaller stand alone Chrysler shop that’s the multi-franchise situation it would still require them to have multiple systems which is a productivity issue. So where we’ve seen non-renewals there it’s tended to be in smaller Chrysler dealers. So that’s as I said really the only change in dynamic in the competitive landscape.

Michael Meltz Analyst

Okay, do you have those numbers Kevin?

Alan Aldworth - ProQuest Company - Chairman and CEO

Yes what was the first part of the question Michael?

Michael Meltz Analyst

You typically give sub-sector performance for instance the auto EPC versus Alison and all the other components there?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

The automotive, bear with me one second, the automotive was – the global automotive parts and service was down a million one the performance metrics was flat in the quarter.

Michael Meltz Analyst

And —?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

And also our power was up about 300,000.

Michael Meltz Analyst

Okay how large is that hardware business on annual basis?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Approximately $10 million. It generally fluctuates between $10 and $12 million.

Michael Meltz Analyst

And can you provide a break out for the Information and Learning sub-sectors?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Other than the one that was given in the discussion?

Michael Meltz Analyst

I mean you typically give higher education, K-12, reseller all of those units.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

We don’t typically give that the way we normally break it out is the electronic published products which was an increase of 14%, the general reference products there was a decline of $2.3 million, which is about a 13% decline. Traditional products increased 3% and – what was the last piece?

Alan Aldworth - ProQuest Company - Chairman and CEO

Classroom.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

The classroom was up I believe 8%.

Michael Meltz Analyst

Okay, I thought in quarters past you’ve provided further breakouts there? How was reseller in quarter?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Reseller was slightly down.

Michael Meltz Analyst

Okay all right thank you.

Operator

Okay our next question comes from the line of Riley McCormack

Riley McCormack Analyst

So I guess that was my question I don’t understand.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

I think it might be a combination of two things and we probably need to go through and look at it a little closer but I think it basically we switched from a net debt number last quarter to a pure debt number so last quarter might have been net of cash. And we also had a re-class from cash to other assets of some restricted investments that we have. I believe that those two are about $6 million swing in the debt number. It wouldn’t be reflected in the cash flow number.

Riley McCormack Analyst

Okay so the cash and equivalents of $970,000 there are some other things you had classified as cash equivalents that are now in other assets?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Correct.

Riley McCormack Analyst

What would those be? Those bills, notes or something or —?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Correct.

Riley McCormack Analyst

Okay and then the one other question the net proceeds from equity securities, the cash flow statement a loss of $300,000. What is that?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

That’s basically the earnings from again those restricted investments.

Riley McCormack Analyst

Okay so you had some restricted investments that were in cash before that aren’t now. Can you give us a definition of what those are? Cause those look like equity securities.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

It’s basically a Rabbi trust.

Riley McCormack Analyst

Okay.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

It’s holding investments related to the deferred compensation. So it basically mirrors the investment that the employees chose.

Riley McCormack Analyst

Okay.

Kevin Gregory - ProQuest Company - Sr. VP and CFO

So much like a 401(k) plan type of investment.

Riley McCormack Analyst

Okay all right guys thanks a lot.

Alan Aldworth - ProQuest Company - Chairman and CEO

Thank you.

Operator

Your final question comes from the line of Scott Krasik.

Scott Krasik Analyst

Alan you mentioned the electronic coursepacks was the bulk of the 31%. Does that mean the paper coursepacks was actually up this quarter because I think it was down last quarter?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

Yes it was up slightly. It was up about $300,000.

Scott Krasik Analyst

Is there any thing that you did differently in the quarter that led you to be more successful on paper core stats or the local Mom and Pops were just less competitive or?

Kevin Gregory - ProQuest Company - Sr. VP and CFO

I think it’s a combination of two things one is this is the big selling season. We have put some processes in place to make it more competitive. In addition we continued to expand our relationship with the bookstores such as Barnes and Noble.

Alan Aldworth - ProQuest Company - Chairman and CEO

And we also added the University of Chicago as a customer during the quarter, which drove a lot of the growth.

Scott Krasik Analyst

Which was not in Q2?

Alan Aldworth - ProQuest Company - Chairman and CEO

Right, correct.

Scott Krasik Analyst

And then just lastly the major restructuring that GM is doing in Europe does that affect your business with them at all?

Alan Aldworth - ProQuest Company - Chairman and CEO

Not that I’m aware.

Scott Krasik Analyst

Okay and then are there any – you know last year there were a couple of significant OEM contracts up for bid, is there anything on the near horizon?

Alan Aldworth - ProQuest Company - Chairman and CEO

No, no.

Scott Krasik Analyst

Okay thanks, guys.

Alan Aldworth - ProQuest Company - Chairman and CEO

Thank you.

Operator

Okay sir at this time there are no further questions, are there any closing remarks?

Mark Trinske - ProQuest Company - VP of Investor Relations

Thanks to everybody for participating in the call today as we’ve said we’ll have the – we’ll have a copy of the conference call and script on our web site and once again thanks for your participation.

Operator

This concludes today’s ProQuest Company Third Quarter Earnings Release Conference Call. You may now disconnect.